UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2025

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

JELD-WEN Holding, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on April 24, 2025. At the Annual Meeting, the Company’s stockholders approved the 2017 Omnibus Equity Plan, as amended and restated effective April 24, 2025 (the “Equity Plan”), to increase the available share reserve by 2 million shares as described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on March 13, 2025 (the “Proxy Statement”). The Equity Plan was previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval, based upon the recommendation of the Compensation Committee of the Board.

A summary of the Equity Plan is set forth in the Proxy Statement. The summary and foregoing description of the Equity Plan is qualified in their entirety by reference to the full text of the Equity Plan, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on April 24, 2025. There were 85,365,636 shares of common stock entitled to vote at the Annual Meeting and 78,178,392 shares were voted in person or by proxy (approximately 91.58% of shares entitled to vote). The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 – Election of Directors

At the Annual Meeting, the Company’s stockholders elected the persons listed below for a one-year term expiring at the Company’s 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Directors	Votes Cast For	Votes Withheld	Broker Non-Votes
William J. Christensen	73,577,609	1,041,280	3,559,503
Antonella B. Franzen	73,610,383	1,008,506	3,559,503
Catherine A. Halligan	72,437,240	2,181,649	3,559,503
Michael F. Hilton	72,425,533	2,193,356	3,559,503
Tracey I. Joubert	72,402,044	2,216,845	3,559,503
Cynthia G. Marshall	72,291,898	2,326,991	3,559,503
David G. Nord	73,517,505	1,101,384	3,559,503
Bruce M. Taten	72,085,958	2,532,931	3,559,503
Roderick C. Wendt	73,587,973	1,030,916	3,559,503
Steven E. Wynne	72,786,730	1,832,159	3,559,503

Proposal No. 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers

The Company’s stockholders approved a non-binding, advisory vote on the compensation paid to the Company’s named executive officers.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
70,763,508	3,695,352	160,029	3,559,503

Proposal No. 3 – Ratification of PricewaterhouseCoopers LLP as Independent Auditor for 2025

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2025.

Votes Cast For	Votes Cast Against	Abstentions
77,030,390	831,491	316,511

Proposal No. 4 – Approve the Amended and Restated 2017 Omnibus Equity Plan

The Company’s stockholders approved the Equity Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
52,704,343	21,740,154	174,392	3,559,503

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 JELD-WEN Holding, Inc. 2017 Omnibus Equity Plan, as amended and restated effective April 24, 2025.

104 Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2025		JELD-WEN HOLDING, INC.

	By:	/s/ James S. Hayes
James S. Hayes
Executive Vice President, General Counsel and Corporate Secretary